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                                                                    Exhibit 4.23

[CHASE LOGO]

                                                      Fixed Rate Promissory Note
                                                                (Multiple Loans)

New York, New York                   January 17, 2000


         For value received, the undersigned (the "Borrower") unconditionally promises to pay to the order of THE CHASE MANHATTAN BANK (the "Bank"), at its principal office located at 270 Park Avenue, New York, New York 10017, the principal amount of each loan made by the Bank to the Borrower and outstanding under this Note, on the maturity date(s) as evidenced in the Bank's records as provided in the fifth paragraph hereof.

         The Borrower promises to pay interest on the unpaid balance of the principal amount of each such loan for each day outstanding at a fixed rate per annum equal to the rate as evidenced in the Bank's records as provided in the fifth paragraph hereof; provided that principal and (to the extent permitted by law) interest not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest for each day overdue at a variable rate per annum equal to: (a) the higher of: (i) the Federal Funds Rate plus 1/2 of 1% or (ii) the Prime Rate; plus (b) 2%. "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a banking day in New York City, for the immediately preceding banking day). "Prime Rate" means, for any day, that rate of interest from time to time announced by the Bank at its principal office as its prime commercial lending rate, as in effect for such day in accordance with announcements by the Bank of changes in such rate. Interest shall be calculated on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on each loan shall be due and payable at the maturity thereof (and quarterly, if requested by the Bank). In no case shall the interest on this Note exceed the maximum amount which the Bank may charge or collect under applicable law.

         Each loan hereunder may be prepaid in whole but not in part, provided that accrued and unpaid interest is paid on the date of such prepayment, together with any compensation payable in accordance with the following. If there is any payment (whether by voluntary prepayment, acceleration or otherwise) of principal of a loan under this Note on a date other than the scheduled maturity date thereof set forth in the first paragraph hereof, then the Borrower will pay the Bank such amount as will be sufficient in the reasonable opinion of the Bank to compensate it for any loss, cost or expense which the Bank determines is attributable thereto within ten (10) days after written notice from the Bank to Borrower of the amount of such loss, cost or expense and a statement in reasonable detail of the basis for and calculation of such amount. Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (a) the aggregate amount of interest which otherwise would have accrued on the principal amount so paid for the period from and including the date of payment to but excluding such maturity date at the rate of interest provided herein over (b) the amount of interest the Bank would pay (as determined by the Bank in good faith, such determination to be conclusive) on a deposit placed with the Bank on the date of such payment in an amount comparable to such principal amount and with a maturity comparable to such period.

         All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds at the Bank's principal office specified above. If any loan evidenced by this Note becomes due and payable on a day which is not a banking day in New York City, the maturity of such loan shall be extended to the next succeeding banking day, and interest shall be payable for such extension on such loan at the rate of interest specified in this Note.

         The date, amount, rate of interest and maturity date of each loan under this Note as verbally agreed to between the Bank and Borrower at the time each Loan is requested by Borrower hereunder and each payment of principal, loan(s) to which such principal is applied (as designated by Borrower at the time such payment is made) and the outstanding principal balance of loans shall be recorded by the Bank on its books and prior to any transfer and delivery of this Note, endorsed by the Bank on the schedule attached or any continuation of the schedule. Any such endorsement shall be conclusive in the absence of manifest error.

         If any of the following events of default shall occur: (a) the Borrower fails to pay any liability to the Bank under this Note when due and payable in the case of principal, within five (5) days after the same became due and
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payable in the case of interest and within ten (10) days after written notice from the Bank to Borrower in all other cases; (b) the Borrower shall breach in any material respect any representation, warranty or covenant in this Note or other document executed and delivered by Borrower in connection with this Note (this Note and any such document being a "Facility Document") or in any certificate or financial or other statement delivered in connection with a Facility Document; (c) the Borrower shall become insolvent (however evidenced) or shall seek any relief under any bankruptcy or similar law of any jurisdiction (or any person shall seek such relief against the Borrower and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days); (e) any Facility Document shall at any time cease to be in full force and effect or its validity or enforceability shall be disputed or contested; or
(f) any lien or security interest securing this Note shall cease to create a valid and perfected first priority lien or security interest in the property purported to be subject thereto; THEN, if the Bank shall elect by notice to the Borrower, the unpaid principal amount of this Note, together with interest and any other amounts due hereunder shall become forthwith due and payable; provided that in the case of an event of default under (d) above, such amounts shall automatically become due and payable without any notice or other action by the Bank.

         The Borrower waives presentment, notice of dishonor, protest and any other formality with respect to this Note.

         The Borrower shall reimburse the Bank on demand for all reasonable costs and expenses (including, without limitation, the reasonable fees and charges of external legal counsel for the Bank) in connection with the enforcement of this Note.

         This Note shall be binding on the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns; provided that the Borrower may not delegate any obligations hereunder without the prior written consent of the Bank. Without limiting any provision of this Note, the obligations under this Note shall continue in full force and effect and shall be binding on: (a) the estate of the Borrower if the Borrower is an individual; and (b) any successor partnership and on previous partners and their respective estates if the Borrower is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise.

         THIS NOTE SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK. SERVICE OF PROCESS BY THE BANK IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE BORROWER IF SENT TO THE BORROWER BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW. THE BORROWER AND, BY ITS ACCEPTANCE OF THIS NOTE, LENDER WAIVE ANY RIGHT EACH MAY HAVE TO JURY TRIAL.


Address: Two North Riverside Plaza      EOP OPERATING LIMITED PARTNERSHIP,
         Suite 2200                     a Delaware limited partnership
         Chicago, Illinois 60606
         Attention:  Treasurer          By: Equity Office Properties Trust,
                                            its managing general partner

                                            By: /s/ MAUREEN FEAR
                                               ---------------------------------
                                            Name: Maureen Fear
                                                 -------------------------------
                                            Title: Sr. Vice President, Treasurer
                                                  ------------------------------
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
                                                               Amount of
   Date                                                        Payment and         Principal
   and                 Amount                                  Loan Number         Balance
   Loan                of Loan             Maturity            to Which            Remaining              Notation
   Number              and Rate            Date                Applied             Unpaid                 Made By
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


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